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                                             March 30, 1994

Via Federal Express

OFIS Filer Support
S.E.C. Operations Center
6432 General Green Way
Alexandria, VA  22312-2413

                              EDO Corporation
                              File No. 1-3985

Dear Sir or Madam:

On behalf of EDO Corporation (the "Company"), I enclose herewith a copy of the Company's Annual Report on Form 10-K, including all Exhibits as filed under EDGAR.

I also enclose herewith eight copies of the Company's Definitive Proxy Statement, dated March 23, 1994, and the Company's 1993 Annual Report to Shareholders, portions of each of which are incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993. Only those portions of the Company's 1993 Annual Report to Shareholders which are expressly incorporated by reference in the Company's Annual Report on Form 10-K are deemed to be filed with the Commission.

One complete copy manually signed and one conformed copy of the Annual Report on Form 10-K are being filed with the New York Stock Exchange.

Pursuant to General Instruction D.(3) to Form 10-K, the financial statements in the enclosed report do not reflect a change from the preceding year in any accounting principle or practice, or in the method of applying any such principle or practice.

                                             Very truly yours,

                                             Marvin D. Genzer
                                             General Counsel
MDG:alb
Enclosures